Exhibit 99.1

Charles M. Shaffer

Executive Vice President

Chief Financial Officer

(772) 221-7003

Chuck.Shaffer@seacoastbank.com

SEACOAST REPORTS FOURTH QUARTER AND FULL-YEAR 2018 RESULTS

Full-Year Net Income Increased 57% Year-Over-Year to $67.3 Million

Net Interest Margin Expanded to 4.0%, Up 18 Basis Points from Prior Quarter

Achieved Record Commercial Originations, Up 21%Year-Over-Year

STUART, Fla., January 24, 2019 /GLOBE NEWSWIRE/ — Seacoast Banking Corporation of Florida (“Seacoast” or “the Company”) (NASDAQ: SBCF) today reported fourth quarter 2018 net income of $16.0 million, or $0.31 per share, up 22% or $2.9 million year-over-year. For the full-year 2018, net income was $67.3 million, or $1.38 per share, up 57% year-over-year. Seacoast reported fourth quarter adjusted net income1 of $23.9 million, or $0.47 per share, increasing $6.6 million compared to fourth quarter 2017. For the full year 2018, adjusted net income1 was $79.1 million, or $1.62 per share, a 43% increase year-over-year.

For the fourth quarter 2018, return on average tangible assets was 1.05%, return on average tangible shareholders’ equity was 10.9%, and the efficiency ratio was 65.8%, compared to 1.18%, 12.0% and 57.0%, respectively, in the prior quarter and 0.97%, 10.7%, and 64.0%, respectively, in the fourth quarter of 2017. Adjusted return on average tangible assets1 was 1.49%, adjusted return on average tangible shareholders’ equity1 was 15.4%, and the adjusted efficiency ratio1 was 54.2%, compared to 1.22%, 12.4%, and 56.3%, respectively, in the prior quarter, and 1.23%, 13.5%, and 52.6%, respectively, in the fourth quarter of 2017.

Dennis S. Hudson, III, Seacoast’s Chairman and CEO, said, “Seacoast’s outstanding performance in 2018 demonstrates the continued success of our balanced growth strategy, with consistent organic growth augmented by prudent and well-integrated acquisitions. Our focused efforts to position our franchise in attractive Florida markets, among the fastest-growing markets in the United States, combined with our unique customer analytics capabilities, helped us to deliver another year of robust shareholder returns as we remained on-track to achieve our Vision 2020 goals.”

Hudson added, “I would like to personally thank our associates for their dedication and hard work in 2018, and I am very excited to carry our momentum into 2019 as we build on our position as Florida’s bank of choice.”

Charles M. Shaffer, Seacoast’s Chief Financial Officer, said, “We successfully allocated capital towards accretive opportunities in 2018, resulting in an 11% increase year-over-year in tangible book value per share to $12.33, despite the initial dilutive effect of integrating First Green Bancorp in the fourth quarter. Our disciplined approach to credit, liquidity, and expense management combined with accretive acquisitions has driven operating leverage and margin expansion while maintaining the granularity and quality of our loan portfolio.”

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

Completion of the Acquisition of First Green Bancorp

On October 19, 2018, we completed the acquisition of First Green Bancorp, Inc., which added $631 million in loans and $624 million in deposits. The acquisition continues our expansion into the attractive Orlando, Daytona and Fort Lauderdale markets. All expense consolidation activities are largely complete.

Fourth Quarter 2018 Financial Highlights

Income Statement

•	Net income was $16.0 million, or $0.31 per diluted share, compared to $16.3 million or $0.34 for the prior quarter and $13.0 million or $0.28 for the fourth quarter of 2017. For the year ended December 31, 2018, net income was $67.3 million compared to $42.9 million for the year ended December 31, 2017. Adjusted net income[1] was $23.9 million, or $0.47 per diluted share, compared to $17.6 million or $0.37 for the prior quarter and $17.3 million or $0.37 for the fourth quarter of 2017. For the year ended December 31, 2018, adjusted net income[1] was $79.1 million compared to $55.3 million for the year ended December 31, 2017.

•	Net revenues were $72.7 million, an increase of $8.8 million or 14% compared to the prior quarter, and a decrease of $2.2 million or 3% compared to the fourth quarter of 2017. For the year ended December 31, 2018, net revenues were $261.5 million, an increase of $26.8 million or 11% compared to the year ended December 31, 2017. The fourth quarter of 2017 included a gain of $15.2 million on the sale of Visa class B shares. Adjusted revenues[1] were $72.8 million, an increase of $8.9 million, or 14%, from the prior quarter and an increase of $13.2 million, or 22% from the fourth quarter of 2017. For the year ended December 31, 2018, adjusted revenues[1] were $261.9 million, an increase of $42.4 million or 19% compared to the year ended December 31, 2017.

•	Net interest income totaled $60.0 million, an increase of $8.4 million or 14% from the prior quarter and an increase of $11.8 million or 24% from the fourth quarter of 2017. For the year ended December 31, 2018, net interest income totaled $211.5 million, an increase of $35.2 million or 20% compared to the year ended December 31, 2017.

•	Net interest margin was 4.00% in the current quarter compared to 3.82% in the prior quarter and 3.71% in the fourth quarter of 2017. Quarter over quarter, the yield on loans expanded 29 basis points, the yield on securities expanded 11 basis points, and the cost of deposits increased 11 basis points. The cost of deposits excluding First Green increased approximately 6 basis points sequentially. The impact on net interest margin from accretion of purchase discounts on acquired loans was 27 basis points in the current quarter, compared to 18 basis points in the prior quarter and 22 basis points in the fourth quarter of 2017. Removing accretion on acquired loans, the net interest margin expanded 9 basis points.

•	Noninterest income totaled $12.7 million, an increase of $0.4 million or 3% compared to the prior quarter and a decrease of $13.9 million or 52% from the fourth quarter of 2017. For the year ended December 31, 2018, noninterest income totaled $50.0 million, 14% lower than the year ended December 31, 2017. The fourth quarter of 2017 included a gain of $15.2 million on the sale of Visa class B shares. Sequentially, increases in other income, service charges on deposits, and interchange income were partially offset by a decline in mortgage banking fees and securities losses. Service charges on deposits and interchange income benefited from the First Green acquisition and continued customer acquisition and engagement. Other income increased quarter over quarter, the result of increased fee income in SBA, a bank owned life insurance (BOLI) payout, increased SBIC investment income, and higher other miscellaneous customer related fees associated with the acquisition of First Green. Partially offsetting, mortgage banking fees declined quarter over quarter, the result of continued tight inventory levels and increasing customer demand for new home construction.

•	The provision for loan losses was $2.3 million compared to $5.8 million in the prior quarter and $2.3 million in the fourth quarter of 2017.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

•	Noninterest expense was $49.5 million, an increase of $12.1 million or 32% compared to the prior quarter and an increase of $10.3 million or 26% from the fourth quarter of 2017. For the year ended December 31, 2018, noninterest expense was $162.3 million compared to $149.9 million for the year ended December 31, 2017. Fourth quarter included $8.0 million in merger related charges and $0.6 million in expenses associated with branch reductions and other expense initiatives. During the quarter, the company integrated the First Green acquisition, began consolidation on a legacy Seacoast branch location, and recorded severance expense associated with a reduction in force initiative. The company continued to make investments in talent to scale the organization, including 10 new C&I small business and commercial bankers, and additional personnel in our risk and compliance functions. The company accrued $0.8 million for a discretionary bonus for second level leadership given the successful execution of the First Green integration, all while driving expense reduction and growth initiatives. As a percentage of average tangible assets, adjusted noninterest expense[1] in the current quarter was 2.46% compared to 2.48% for the prior quarter, reflecting our continued objective of driving operating leverage and efficiency into the organization. Merger related charges and expenses associated with the branch reduction and expense initiatives are removed from the presentation of adjusted results.

•	Seacoast recorded $4.9 million in income tax expense in the current quarter, compared to $4.4 million in the prior quarter and $20.4 million in the fourth quarter of 2017. Taxes included additional expense of $0.5 million associated with the redemption of First Green’s BOLI policies. Tax benefits related to stock-based compensation were $0.4 million in the current quarter, consistent with the prior quarter. The tax impact associated with redemption of First Green’s BOLI policies was removed from the presentation of adjusted results.

•	Full year adjusted revenues[1] increased 19% compared to prior year while adjusted noninterest expense[1] increased 14%, providing 5% operating leverage.

•	The efficiency ratio was 65.8% compared to 57.0% in the prior quarter and 64.0% in the fourth quarter of 2017. The adjusted efficiency ratio[1] was 54.2% compared to 56.3% in the prior quarter and 52.6% in the fourth quarter of 2017.

Balance Sheet

•	At December 31, 2018, the Company had total assets of $6.7 billion and total shareholders’ equity of $864 million. Book value per share was $16.83 and tangible book value per share was $12.33, compared to $15.50 and $12.01, respectively, at September 30, 2018 and $14.70 and $11.15, respectively, at December 31, 2017. Year-over-year, tangible book value per share increased 11%.

•	Debt Securities totaled $1.2 billion at December 31, 2018, a decrease of $67 million compared to prior quarter and a decrease of $143 million from December 31, 2017. The decrease included the sale of $32 million of certain low yielding securities, which resulted in a loss of $0.4 million in the current quarter.

•	Loans totaled $4.8 billion at December 31, 2018, an increase of $766 million compared to the prior quarter, and an increase of $1.0 billion or 26% from December 31, 2017. Seacoast ended the year with record originations of $1.5 billion, attributed to continued innovation in analytics technology and our continued expansion into the fast growing markets of Tampa, Orlando, and South Florida. Excluding the impact of First Green in the fourth quarter, loans increased $134 million or 13% annualized in the current quarter, and $376 million or 10% from December 31, 2017.

•	Record commercial originations during the fourth quarter of 2018 were $159 million, an increase of 22% compared to third quarter of 2018. Originations for the year ended December 31, 2018 were $553 million, an increase of 15% compared to the year ended 2017.

•	Consumer and small business originations for the fourth quarter of 2018 were $53 million, a decrease of 10% compared to the third quarter of 2018. Originations for the year ended December 31, 2018 were $443 million, an increase of 25% compared to the year ended 2017.

•	We continue to prudently manage commercial real estate exposure. Construction and land development and commercial real estate loans remain well below regulatory guidance at 63% and 227% of total risk based capital, respectively.

•	Closed residential loans retained for the fourth quarter of 2018 were $73 million, down 7% from the third quarter of 2018. Residential loans retained for the year ended December 31, 2018 were $306 million, a decrease of 2% compared to the year ended 2017.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

•	Pipelines (loans in underwriting and approval or approved and not yet closed) remained strong, totaling $261.2 million.

•	Commercial pipelines were $164 million, a decrease of 17% sequentially and an increase of 38% compared to the prior year.

•	Consumer and small business pipelines were $53 million, a decrease of 10% sequentially and an increase of 38% compared to the prior year. The decline sequentially is in line with previous year seasonal trends.

•	Residential pipelines were $44 million, a decrease of 26% sequentially and a decrease of 11% compared to the prior year.

•	Total deposits were $5.2 billion as of December 31, 2018, an increase of $534 million sequentially and an increase of $585 million, or 13%, from the prior year.

•	Interest bearing deposits (interest bearing demand, savings and money market deposits) increased year-over-year $265 million, or 11%, to $2.7 billion, noninterest bearing demand deposits increased $169 million, or 12%, to $1.6 billion, and CDs increased $150 million, or 19%, to $926 million.

•	The Company’s balance sheet continues to be primarily core deposit funded. Core customer funding was $4.5 billion at December 31, 2018, an increase of 9% compared to September 30, 2018 and an increase of 11% compared to December 31, 2017.

•	Overall cost of deposits remains low at 54 basis points, an increase of 11 basis points from the prior quarter. The cost of deposits on Seacoast’s legacy franchise excluding First Green increased approximately 6 basis points sequentially.

•	Fourth quarter return on average tangible assets (ROTA) was 1.05%, compared to 1.18% in the prior quarter and 0.97% in the fourth quarter of 2017. Adjusted ROTA[1] was 1.49% compared to 1.22% in the prior quarter and 1.23% in the fourth quarter of 2017.

Capital

•	Fourth quarter return on average tangible common equity (ROTCE) was 10.94%, compared to 12.04% in the prior quarter and 10.69% in the fourth quarter of 2017. Adjusted ROTCE[1] was 15.44% compared to 12.43% in the prior quarter and 13.49% in the fourth quarter of 2017.

•	The common equity tier 1 capital ratio (CET1) was 13.1%, total capital ratio was 15.5% and the tier 1 leverage ratio was 11.3% at December 31, 2018.

•	Tangible common equity to tangible assets was 9.72% at December 31, 2018, compared to 9.85% at September 30, 2018, and 9.27% at December 31, 2017.

Asset Quality

•	Nonperforming loans to total loans outstanding was 0.44% at December 31, 2018, 0.56% at September 30, 2018, and 0.43% at December 31, 2017.

•	Nonperforming assets to total assets was 0.58% at December 31, 2018, 0.52% at September 30, 2018 and 0.47% at December 31, 2017. Nonperforming assets increased $8.4 million, attributed primarily to four former First Green branches valued at $6.3 million.

•	The ratio of allowance for loan losses to total loans was 0.67% at December 31, 2018, 0.83% at September 30, 2018, and 0.71% at December 31, 2017. The ratio of allowance for loan losses to non-acquired loans was 0.89% at December 31, 2018, 0.98% at September 30, 2018, and 0.90% at December 31, 2017. The decrease in coverage sequentially on the non-acquired portfolio is the result of a $3.0 million charge-off of a single impaired loan, which resulted in a change of 9 basis points.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

•	Net charge-offs were $3.7 million, including $3.0 million on a single impaired loan, or 0.32% for the current quarter compared to $0.8 million in the prior quarter. Net charge-offs for the four most recent quarters averaged 0.16%.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

FINANCIAL HIGHLIGHTS	(Unaudited)
(Amounts in thousands except per share data)

	Quarterly Trends

	4Q'18	3Q'18	2Q'18	1Q'18	4Q'17
Selected Balance Sheet Data:
Total Assets	$6,747,659	$5,930,934	$5,922,681	$5,903,101	$5,810,129
Gross Loans	4,825,214	4,059,323	3,974,016	3,897,125	3,817,377
Total Deposits	5,177,240	4,643,510	4,697,440	4,719,543	4,592,720

Performance Measures:
Net Income	$15,962	$16,322	$16,963	$18,027	$13,047
Net Interest Margin	4.00%	3.82%	3.77%	3.80%	3.71%
Average Diluted Shares Outstanding	51,237	48,029	47,974	47,688	46,473
Diluted Earnings Per Share (EPS)	$0.31	$0.34	$0.35	$0.38	$0.28
Return on (annualized):
Average Assets (ROA)	0.96%	1.10%	1.16%	1.25%	0.91%
Average Return on Tangible Assets (ROTA)	1.18	1.24	1.34	0.97	1.12
Average Tangible Common Equity (ROTCE)	10.94	12.04	13.08	14.41	10.69
Efficiency Ratio	65.76	57.04	58.41	57.80	63.95

Adjusted Operating Measures[1]:
Adjusted Net Income	$23,893	$17,626	$18,268	$19,298	$17,261
Adjusted Diluted EPS	0.47	0.37	0.38	0.40	0.37
Adjusted ROTA	1.49%	1.22%	1.28%	1.38%	1.23%
Adjusted ROTCE	15.44	12.43	13.49	14.82	13.49
Adjusted Efficiency Ratio	54.19	56.29	57.31	57.05	52.55
Adjusted Noninterest Expenses as a
Percent of Average Tangible Assets	2.46	2.48	2.57	2.55	2.24
Other Data
Market capitalization[2]	$1,336,415	$1,380,275	$1,489,411	$1,243,644	$1,182,796
Full-time equivalent employees	902	835	826	814	805
Number of ATMs	87	86	87	86	85
Full service banking offices	51	49	49	49	51
Registered online users	99,415	94,400	92,107	91,636	83,881
Registered mobile devices	83,151	73,300	69,038	65,336	62,516

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

2Common shares outstanding multiplied by closing bid price on last day of each period

Vision 2020

We remain confident in our ability to achieve our Vision 2020 targets announced in 2017.

Return on Tangible Assets	1.30% +
Return on Tangible Common Equity	16% +
Efficiency Ratio	Below 50%

Fourth Quarter Strategic Highlights

Modernizing How We Sell

•	Achieved record aggregate Small Business and Commercial Banking loan originations of $209 million during the quarter while also acquiring over $70 million in Small Business and Commercial Banking deposits due to our targeted approach to customer acquisition and relationship-driven strategy.

Lowering Our Cost to Serve

•	Consolidated five banking center locations in the fourth quarter in conjunction with the acquisition of First Green Bank and in alignment with our Vision 2020 objective of reducing our footprint to meet the evolving demands of our customers. Late in the fourth quarter we announced an additional legacy banking center consolidation with an expected six month payback period, recording a $0.2 million one-time expense.
•	At year end, average deposits per banking center exceeded $102 million. Deposits have increase 187% since 2013 while the number of banking centers has increased 50% over the same period.
•	New digital service enhancements launched during the quarter include mobile approval capability for wire transfers, same day ACH, and card controls, providing even greater digital access for our customers.

Driving Improvements in How Our Business Operates

•	In the third quarter, we launched a large-scale initiative to implement a fully-digital loan origination platform across all business units. This follows our successful rollout of our fully-digital mortgage banking origination platform. We expect this investment will lead to significant improvement in efficiency and banker productivity in 2020 and beyond.
•	We are targeting a $7 million expense reduction in 2019 which will be reinvested to expand the number of bankers in Tampa and South Florida, install a fully-digital loan origination platform, and develop digital direct fulfillment for small business lending. We expect these investments to support growth and greater operating leverage in 2020 and beyond. At year-end we had initiated 70% of the 2019 expense reductions resulting in $0.4 million in one-time expenses in the fourth quarter.

•	Scaling and Evolving Our Culture
•	We continue to invest in business bankers. In the fourth quarter we on-boarded 10 new C&I small business and commercial bankers (excluding of First Green Bank associates) in order to adequately cover the markets we serve and to support growth and operating leverage objectives.
•	Each year Seacoast associates make their voices heard through a survey that measures key drivers of associate engagement. In 2018, our overall engagement score reached 84%, up from 81% in the previous year. In addition, 89% of associates understand Seacoast’s long-term strategy and 93% understand the importance of their role to the success of the organization.

OTHER INFORMATION

Conference Call Information

Seacoast will host a conference call on Friday, January 25, 2019 at 10:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Investors may call in (toll-free) by dialing (888) 424-8151 (passcode: 9965 703; host: Dennis S. Hudson). Charts will be used during the conference call and may be accessed at Seacoast’s website at www.SeacoastBanking.com by selecting “Presentations” under the heading “News/Events” A replay of the call will be available for one month, beginning late afternoon of January 25, 2019 by dialing (888) 843-7419 (domestic) and using passcode: 9965 703#.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast’s website at www.SeacoastBanking.com. The link is located in the subsection “Presentations” under the heading “Investor Services.” Beginning the afternoon of January 25, 2019, an archived version of the webcast can be accessed from this same subsection of the website. The archived webcast will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)

Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $6.7 billion in assets and $5.2 billion in deposits as of December 31, 2018. The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through advanced banking solutions, 51 traditional branches of its locally-branded wholly-owned subsidiary bank, Seacoast Bank, and seven commercial banking centers. Offices stretch from Ft. Lauderdale, Boca Raton and West Palm Beach north through the Daytona Beach area, into Orlando and Central Florida and the adjacent Tampa market, and west to Okeechobee and surrounding counties. More information about the Company is available at www.SeacoastBanking.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning, and protections, of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, and for integration of banks that we have acquired, or expect to acquire, as well as statements with respect to Seacoast’s objectives, strategic plans, including Vision 2020, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2017, under “Special Cautionary Notice Regarding Forward-looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at www.sec.gov.

FINANCIAL HIGHLIGHTS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Twelve Months Ended

(Amounts in thousands, except ratios and per share data)	4Q'18	3Q'18	2Q'18	1Q'18	4Q'17	4Q'18	4Q'17

Summary of Earnings
Net income	$15,962	$16,322	$16,964	$18,027	$13,047	67,275	42,865
Adjusted net income(1)	23,893	17,626	18,268	19,298	17,261	79,085	55,341
Net interest income(2)	60,100	51,709	50,294	49,853	48,402	211,956	177,002
Net interest margin(2)(3)	4.00%	3.82%	3.77%	3.80%	3.71%	3.85%	3.73%

Performance Ratios
Return on average assets-GAAP basis(3)	0.96%	1.10%	1.16%	1.25%	0.91%	1.11%	0.82%
Return on average tangible assets-GAAP basis(3)(4)	1.05	1.18	1.24	1.34	0.97	1.20	0.88
Adjusted return on average tangible assets(1)(3)(4)	1.49	1.22	1.28	1.38	1.23	1.35	1.09

Return on average shareholders' equity-GAAP basis(3)	7.65	8.89	9.59	10.52	7.87	9.08	7.51
Return on average tangible shareholders' equity-GAAP basis(3)(4)	10.94	12.04	13.08	14.41	10.69	12.54	9.90
Adjusted return on average tangible common equity(1)(3)(4)	15.44	12.43	13.49	14.82	13.49	14.06	12.17
Efficiency ratio(5)	65.76	57.04	58.41	57.80	63.95	59.99	66.68
Adjusted efficiency ratio(1)	54.19	56.29	57.31	57.05	52.55	56.13	58.69
Noninterest income to total revenue	17.97	19.31	20.28	19.95	35.49	19.32	24.88
Tangible common equity to tangible assets(4)	9.72	9.85	9.56	9.33	9.27	9.72	9.27
Loan-to-deposit ratio	89.14	86.25	83.51	84.10	82.54	85.85	83.51

Per Share Data
Net income diluted-GAAP basis	$0.31	$0.34	$0.35	$0.38	$0.28	$1.38	$0.99
Net income basic-GAAP basis	0.32	0.35	0.36	0.38	0.29	1.40	1.01
Adjusted earnings(1)	0.47	0.37	0.38	0.40	0.37	1.62	1.28

Book value per share common	16.83	15.50	15.18	14.94	14.70	16.83	14.70
Tangible book value per share	12.33	12.01	11.67	11.39	11.15	12.33	11.15
Cash dividends declared	—	—	—	—	—	—	—

(1)Non-GAAP measure - see "Explanation of Certain Unaudited Non-GAAP Financial Measures."

(2)Calculated on a fully taxable equivalent basis using amortized cost.

(3)These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(4)The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.

(5)Defined as (noninterest expense less amortization of intangibles and gains, losses, and expenses on foreclosed properties) divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains).

CONDENSED CONSOLIDATED STATEMENTS OF INCOME	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Twelve Months Ended

(Amounts in thousands, except per share data)	4Q'18	3Q'18	2Q'18	1Q'18	4Q'17	4Q'18	4Q'17

Interest on securities:
Taxable	$9,528	$9,582	$9,389	$9,361	$9,153	$37,860	$34,442
Nontaxable	200	225	216	243	231	884	913
Interest and fees on loans	59,495	48,713	46,519	45,257	43,322	199,984	153,825
Interest on federal funds sold and other investments	835	634	585	616	638	2,670	2,416
Total Interest Income	70,058	59,154	56,709	55,477	53,344	241,398	191,596

Interest on deposits	3,140	2,097	1,988	1,538	1,246	8,763	3,654
Interest on time certificates	3,901	2,975	2,629	2,179	2,032	11,684	4,678
Interest on borrowed money	3,033	2,520	1,885	1,998	1,840	9,436	6,968
Total Interest Expense	10,074	7,592	6,502	5,715	5,118	29,883	15,300

Net Interest Income	59,984	51,562	50,207	49,762	48,226	211,515	176,296
Provision for loan losses	2,342	5,774	2,529	1,085	2,263	11,730	5,648
Net Interest Income After Provision for Loan Losses	57,642	45,788	47,678	48,677	45,963	199,785	170,648

Noninterest income:
Service charges on deposit accounts	3,019	2,833	2,674	2,672	2,566	11,198	10,049
Trust fees	1,040	1,083	1,039	1,021	941	4,183	3,705
Mortgage banking fees	809	1,135	1,336	1,402	1,487	4,682	6,449
Brokerage commissions and fees	468	444	461	359	273	1,732	1,352
Marine finance fees	185	194	446	573	313	1,398	910
Interchange income	3,198	3,119	3,076	2,942	2,836	12,335	10,583
BOLI income	1,091	1,078	1,066	1,056	1,100	4,291	3,426
Other	3,329	2,453	2,671	2,373	1,861	10,826	6,756
	13,139	12,339	12,769	12,398	11,377	50,645	43,230
Gain on sale of VISA stock	—	—	—	—	15,153	—	15,153
Securities gains/(losses), net	(425)	(48)	(48)	(102)	112	(623)	86
Total Noninterest Income	12,714	12,291	12,721	12,296	26,642	50,022	58,469

Noninterest expenses:
Salaries and wages	22,172	17,129	16,429	15,381	16,321	71,111	65,692
Employee benefits	3,625	3,205	3,034	3,081	2,812	12,945	11,732
Outsourced data processing costs	5,809	3,493	3,393	3,679	4,160	16,374	14,116
Telephone / data lines	602	624	643	612	538	2,481	2,291
Occupancy	3,747	3,214	3,316	3,117	3,265	13,394	13,290
Furniture and equipment	2,452	1,367	1,468	1,457	1,806	6,744	6,067
Marketing	1,350	1,139	1,344	1,252	1,490	5,085	4,784
Legal and professional fees	3,668	2,019	2,301	1,973	3,054	9,961	11,022
FDIC assessments	571	431	595	598	558	2,195	2,326
Amortization of intangibles	1,303	1,004	1,004	989	964	4,300	3,361
Foreclosed property expense and net (gain)/loss on sale	—	(136)	405	192	(7)	461	(300)
Other	4,165	3,910	4,314	4,833	4,223	17,222	15,535
Total Noninterest Expense	49,464	37,399	38,246	37,164	39,184	162,273	149,916

Income Before Income Taxes	20,892	20,680	22,153	23,809	33,421	87,534	79,201
Income taxes	4,930	4,358	5,189	5,782	20,374	20,259	36,336

Net Income	$15,962	$16,322	$16,964	$18,027	$13,047	$67,275	$42,865

Per share of common stock:

Net income diluted	$0.31	$0.34	$0.35	$0.38	$0.28	$1.38	$0.99
Net income basic	0.32	0.35	0.36	0.38	0.29	1.40	1.01
Cash dividends declared	—	—	—	—	—	—	—

Average diluted shares outstanding	51,237	48,029	47,974	47,688	46,473	48,748	43,350
Average basic shares outstanding	50,523	47,205	47,165	46,952	45,541	47,969	42,613

CONDENSED CONSOLIDATED BALANCE SHEETS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	December 31,	September 30,	June 30,	March 31,	December 31,
(Amounts in thousands)	2018	2018	2018	2018	2017

Assets
Cash and due from banks	$92,242	$101,920	$123,927	$129,065	$104,039
Interest bearing deposits with other banks	23,709	3,174	7,594	6,794	5,465
Total Cash and Cash Equivalents	115,951	105,094	131,521	135,859	109,504

Time deposits with other banks	8,243	9,813	10,562	12,553	12,553

Debt Securities:
Available for sale (at fair value)	865,831	923,206	954,906	982,958	949,460
Held to maturity (at amortized cost)	357,949	367,387	382,137	400,647	416,863
Total Debt Securities	1,223,780	1,290,593	1,337,043	1,383,605	1,366,323

Loans held for sale	11,873	16,172	14,707	20,887	24,306

Loans	4,825,214	4,059,323	3,974,016	3,897,125	3,817,377
Less: Allowance for loan losses	(32,423)	(33,865)	(28,924)	(28,118)	(27,122)
Net Loans	4,792,791	4,025,458	3,945,092	3,869,007	3,790,255

Bank premises and equipment, net	71,024	63,531	63,991	64,577	66,883
Other real estate owned	12,802	4,715	8,417	10,288	7,640
Goodwill	204,753	148,555	148,555	148,555	147,578
Other intangible assets, net	25,977	16,508	17,319	18,246	19,099
Bank owned life insurance	123,394	122,561	121,602	120,654	123,981
Net deferred tax assets	28,954	25,822	26,021	24,427	25,417
Other assets	128,117	102,112	97,851	94,443	116,590
Total Assets	$6,747,659	$5,930,934	$5,922,681	$5,903,101	$5,810,129

Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest demand	$1,569,602	$1,488,689	$1,463,652	$1,488,261	$1,400,227
Interest-bearing demand	1,014,032	912,891	976,281	1,015,054	1,050,755
Savings	493,807	451,958	444,736	437,878	434,346
Money market	1,173,950	1,036,940	1,023,170	1,035,531	931,458
Other time certificates	513,312	411,208	413,643	410,108	414,277
Brokered time certificates	220,594	192,182	228,602	184,405	217,385
Time certificates of more than $250,000	191,943	149,642	147,356	148,306	144,272
Total Deposits	5,177,240	4,643,510	4,697,440	4,719,543	4,592,720

Securities sold under agreements to repurchase	214,323	189,035	200,050	173,249	216,094
Federal Home Loan Bank borrowings	380,000	261,000	205,000	208,000	211,000
Subordinated debt	70,804	70,734	70,664	70,591	70,521
Other liabilities	41,025	33,824	33,364	29,857	30,130
Total Liabilities	5,883,392	5,198,103	5,206,518	5,201,240	5,120,465

Shareholders' Equity
Common stock	5,136	4,727	4,716	4,698	4,693
Additional paid in capital	778,501	668,711	665,885	663,727	661,632
Retained earnings	97,074	81,112	64,790	47,825	29,914
Treasury stock	(3,384)	(2,854)	(2,884)	(2,279)	(2,359)
	877,327	751,696	732,507	713,971	693,880
Accumulated other comprehensive loss, net	(13,060)	(18,865)	(16,344)	(12,110)	(4,216)
Total Shareholders' Equity	864,267	732,831	716,163	701,861	689,664
Total Liabilities & Shareholders' Equity	$6,747,659	$5,930,934	$5,922,681	$5,903,101	$5,810,129

Common shares outstanding	51,361	47,270	47,163	46,983	46,918

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends

(Amounts in thousands, except ratios)	4Q'18	3Q'18	2Q'18	1Q'18	4Q'17

Credit Analysis
Net charge-offs (recoveries) - non-acquired loans	$3,693	$800	$1,715	$117	$1,475
Net charge-offs (recoveries) - acquired loans	56	(3)	(25)	(116)	(139)
Total Net Charge-offs (Recoveries)	3,749	797	1,690	1	1,336

TDR valuation adjustments	$35	$36	$33	$88	$37

Net charge-offs (recoveries) to average loans - non-acquired loans	0.32%	0.08%	0.17%	0.01%	0.16%
Net charge-offs (recoveries) to average loans - acquired loans	—	—	—	(0.01)	(0.02)
Total Net Charge-offs (Recoveries) to Average Loans	0.32	0.08	0.17	0.00	0.14

Provision for loan losses - non-acquired loans	$2,343	$5,640	$2,591	$1,383	$2,053
Provision for (recapture of) loan losses - acquired loans	(1)	134	(62)	(298)	210
Total Provision for Loan Losses	$2,342	$5,774	$2,529	$1,085	$2,263

Allowance for loan losses - non-acquired loans	$31,803	$33,188	$28,384	$27,541	$26,363
Allowance for loan losses - acquired loans	620	677	540	577	759
Total Allowance for Loan Losses	$32,423	$33,865	$28,924	$28,118	$27,122

Non-acquired loans at end of period	$3,588,251	$3,383,571	$3,221,569	$3,063,618	$2,922,609
Purchased noncredit impaired loans at end of period	1,222,529	662,701	739,232	819,814	877,351
Purchased credit impaired loans at end of period	14,434	13,051	13,215	13,693	17,417
Total Loans	$4,825,214	$4,059,323	$3,974,016	$3,897,125	$3,817,377

Non-acquired loans allowance for loan losses to non-acquired loans at end of period	0.89%	0.98%	0.88%	0.90%	0.90%
Total allowance for loan losses to total loans at end of period	0.67	0.83	0.73	0.72	0.71
Acquired loans allowance for loan losses to acquired loans at end of period	0.05	0.10	0.07	0.07	0.08
Discount for credit losses to acquired loans at end of period	3.86	2.25	2.31	2.32	2.33

End of Period
Nonperforming loans - non-acquired	$15,783	$18,998	$19,578	$12,628	$12,569
Nonperforming loans - acquired	10,693	7,142	6,624	6,711	6,955
Other real estate owned - non-acquired	386	418	354	2,246	2,246
Other real estate owned - acquired	3,020	1,203	4,969	4,969	1,632
Bank branches closed included in other real estate owned	9,396	3,094	3,094	3,073	3,762
Total Nonperforming Assets	$39,278	$30,855	$34,619	$29,627	$27,164

Restructured loans (accruing)	$13,346	$13,797	$14,241	$14,777	$15,559

Nonperforming loans to loans at end of period - non-acquired	0.44%	0.56%	0.61%	0.41%	0.43%
Nonperforming loans to loans at end of period - acquired	0.86	1.06	0.88	0.81	0.78
Total Nonperforming Loans to Loans at End of Period	0.55	0.64	0.66	0.50	0.51

Nonperforming assets to total assets - non-acquired	0.38%	0.38%	0.39%	0.30%	0.32%
Nonperforming assets to total assets - acquired	0.20	0.14	0.19	0.20	0.15
Total Nonperforming Assets to Total Assets	0.58	0.52	0.58	0.50	0.47

Average Balances
Total average assets	$6,589,870	$5,903,327	$5,878,035	$5,851,688	$5,716,230
Less: intangible assets	213,713	165,534	166,393	167,136	149,432
Total Average Tangible Assets	$6,376,157	$5,737,793	$5,711,642	$5,684,552	$5,566,798

Total average equity	$827,759	$728,290	$709,674	$695,240	$657,100
Less: intangible assets	213,713	165,534	166,393	167,136	149,432
Total Average Tangible Equity	$614,046	$562,756	$543,281	$528,104	$507,668

	December 31,	September 30,	June 30,	March 31,	December 31,
Loans	2018	2018	2018	2018	2017

Construction and land development	$443,568	$376,257	$359,070	$374,244	$343,125
Commercial real estate - owner occupied	970,181	829,368	812,306	796,898	791,408
Commercial real estate - non-owner occupied	1,161,885	897,331	888,989	848,341	848,584
Residential real estate	1,324,377	1,152,640	1,103,946	1,065,152	1,038,810
Consumer	202,881	192,772	190,835	195,788	189,436
Commercial and financial	722,322	610,955	618,870	616,702	606,014
Total Loans	$4,825,214	$4,059,323	$3,974,016	$3,897,125	$3,817,377

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES (1)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	4Q'18			3Q'18			4Q'17
	Average		Yield/	Average		Yield/	Average		Yield/
(Amounts in thousands, except ratios)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$1,227,648	$9,528	3.10%	$1,284,774	$9,582	2.98%	$1,369,921	$9,153	2.67%
Nontaxable	29,255	252	3.45	31,411	283	3.60	31,282	354	4.53
Total Securities	1,256,903	9,780	3.11	1,316,185	9,865	3.00	1,401,203	9,507	2.71

Federal funds sold and other investments	87,146	835	3.80	51,255	634	4.91	79,025	638	3.20

Loans, net	4,611,691	59,559	5.12	4,008,527	48,802	4.83	3,691,344	43,375	4.66

Total Earning Assets	5,955,740	70,174	4.67	5,375,967	59,301	4.38	5,171,572	53,520	4.11

Allowance for loan losses	(33,864)			(29,259)			(26,298)
Cash and due from banks	124,299			110,929			121,109
Premises and equipment	75,120			63,771			64,121
Intangible assets	213,713			165,534			149,432
Bank owned life insurance	132,495			121,952			123,272
Other assets	122,367			94,433			113,022

Total Assets	$6,589,870			$5,903,327			$5,716,230

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$974,711	$515	0.21%	$939,527	$426	0.18%	$976,295	$367	0.15%
Savings	509,434	418	0.33	444,935	170	0.15	431,124	94	0.09
Money market	1,161,599	2,207	0.75	1,031,960	1,501	0.58	929,914	785	0.33
Time deposits	899,153	3,901	1.72	779,608	2,975	1.51	761,720	2,032	1.06
Federal funds purchased and securities sold under agreements to repurchase	242,963	732	1.20	204,097	463	0.90	166,006	231	0.55
Federal Home Loan Bank borrowings	240,799	1,468	2.42	222,315	1,228	2.19	320,380	968	1.20
Other borrowings	70,764	833	4.67	70,694	829	4.65	70,480	641	3.61

Total Interest-Bearing Liabilities	4,099,423	10,074	0.97	3,693,136	7,592	0.82	3,655,919	5,118	0.56

Noninterest demand	1,628,842			1,451,751			1,373,403
Other liabilities	33,846			30,150			29,808
Total Liabilities	5,762,111			5,175,037			5,059,130

Shareholders' equity	827,759			728,290			657,100

Total Liabilities & Equity	$6,589,870			$5,903,327			$5,716,230

Cost of deposits			0.54%			0.43%			0.29%
Interest expense as a % of earning assets			0.67%			0.56%			0.39%
Net interest income as a % of earning assets		$60,100	4.00%		$51,709	3.82%		$48,402	3.71%

(1)On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.

Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES (1)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Twelve Months Ended December 31,			Twelve Months Ended December 31,
	2018			2017
	Average		Yield/	Average		Yield/
(Amounts in thousands, except ratios)	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$1,299,089	$37,860	2.91%	$1,316,972	$34,442	2.62%
Nontaxable	31,331	1,115	3.56	28,369	1,401	4.94
Total Securities	1,330,420	38,975	2.93	1,345,341	35,843	2.66

Federal funds sold and other investments	61,048	2,670	4.37	71,352	2,416	3.39

Loans, net	4,112,009	200,194	4.87	3,323,403	154,043	4.64

Total Earning Assets	5,503,477	241,839	4.39	4,740,096	192,302	4.06

Allowance for loan losses	(29,972)			(25,485)
Cash and due from banks	114,936			106,710
Premises and equipment	67,332			59,842
Intangible assets	178,287			115,511
Bank owned life insurance	124,452			97,939
Other assets	98,823			112,004

Total Assets	$6,057,335			$5,206,617
	0			0
Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$978,030	$1,883	0.19%	$922,353	$1,065	0.12%
Savings	457,542	811	0.18	385,515	241	0.06
Money market	1,049,900	6,069	0.58	868,427	2,348	0.27
Time deposits	811,741	11,684	1.44	523,646	4,678	0.89
Federal funds purchased and securities sold under agreements to repurchase	200,839	1,804	0.90	171,686	781	0.45
Federal Home Loan Bank borrowings	224,982	4,468	1.99	377,396	3,744	0.99
Other borrowings	70,658	3,164	4.48	70,377	2,443	3.47

Total Interest-Bearing Liabilities	3,793,692	29,883	0.79	3,319,400	15,300	0.46

Noninterest demand	1,492,451			1,279,825
Other liabilities	30,621			36,993
Total Liabilities	5,316,764			4,636,218

Shareholders' equity	740,571			570,399

Total Liabilities & Equity	$6,057,335			$5,206,617

Cost of deposits			0.43%			0.21%
Interest expense as a % of earning assets			0.54%			0.32%
Net interest income as a % of earning assets		$211,956	3.85%		$177,002	3.73%

(1)On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.

Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	December 31,	September 30,	June 30,	March 31,	December 31,
(Amounts in thousands)	2018	2018	2018	2018	2017

Customer Relationship Funding
Noninterest demand
Commercial	$1,217,842	$1,182,018	$1,154,225	$1,163,119	$1,073,539
Retail	259,318	233,472	236,838	252,055	253,454
Public funds	68,324	42,474	44,182	49,014	50,837
Other	24,118	30,725	28,407	24,073	22,397
Total Noninterest Demand	1,569,602	1,488,689	1,463,652	1,488,261	1,400,227

Interest-bearing demand
Commercial	211,879	167,865	181,646	164,359	157,272
Retail	650,490	655,429	681,615	700,262	702,616
Public funds	151,663	89,597	113,020	150,433	190,867
Total Interest-Bearing Demand	1,014,032	912,891	976,281	1,015,054	1,050,755

Total transaction accounts
Commercial	1,429,721	1,349,883	1,335,871	1,327,478	1,230,811
Retail	909,808	888,901	918,453	952,317	956,070
Public funds	219,987	132,071	157,202	199,447	241,704
Other	24,118	30,725	28,407	24,073	22,397
Total Transaction Accounts	2,583,634	2,401,580	2,439,933	2,503,315	2,450,982

Savings	493,807	451,958	444,736	437,878	434,346

Money market
Commercial	459,380	423,304	408,005	410,527	375,471
Retail	607,837	524,415	522,783	522,882	471,086
Public funds	106,733	89,221	92,382	102,122	84,901
Total Money Market	1,173,950	1,036,940	1,023,170	1,035,531	931,458

Brokered time certificates	220,594	192,182	228,602	184,405	217,385
Other time certificates	705,255	560,850	560,999	558,414	558,549
	925,849	753,032	789,601	742,819	775,934
Total Deposits	$5,177,240	$4,643,510	$4,697,440	$4,719,543	$4,592,720

Customer sweep accounts	$214,323	$189,035	$200,050	$173,249	$216,094

Total core customer funding(1)	$4,465,714	$4,079,513	$4,107,889	$4,149,973	$4,032,880

(1)Total deposits and customer sweep accounts, excluding certificates of deposit.

Explanation of Certain Unaudited Non-GAAP Financial Measures

This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

GAAP TO NON-GAAP RECONCILIATION	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Twelve Months Ended

(Amounts in thousands, except per share data)	4Q'18	3Q'18	2Q'18	1Q'18	4Q'17	4Q'18	4Q'17

Net income	$15,962	$16,322	$16,964	$18,027	$13,047	$67,275	$42,865

Gain on sale of VISA stock	—	—	—	—	(15,153)	—	(15,153)
Securities (gains)/losses, net	425	48	48	102	(112)	623	(86)
BOLI benefits on death (included in other income)	(280)	—	—	—	—	(280)	—
Total Adjustments to Revenue	145	48	48	102	(15,265)	343	(15,239)

Merger related charges	8,034	482	695	470	6,817	9,681	12,922
Amortization of intangibles	1,303	1,004	1,004	989	963	4,300	3,360
Business continuity expenses - Hurricane Irma	—	—	—	—	—	—	352
Branch reductions and other expense initiatives	587	—	—	—	—	587	4,321
Total Adjustments to Noninterest Expense	9,924	1,486	1,699	1,459	7,780	14,568	20,955

Tax effect of adjustments	(2,623)	(230)	(443)	(538)	3,147	(3,834)	(1,792)
Taxes and tax penalties on acquisition-related BOLI redemption	485	—	—	—	—	485	—
Effect of change in corporate tax rate	—	—	—	248	8,552	248	8,552
Adjusted Net Income	$23,893	$17,626	$18,268	$19,298	$17,261	$79,085	$55,341
Earnings per diluted share, as reported	0.31	0.34	0.35	0.38	0.28	1.38	0.99
Adjusted earnings per diluted share	0.47	0.37	0.38	0.40	0.37	1.62	1.28
Average shares outstanding	51,237	48,029	47,974	47,688	46,473	48,748	43,350

Revenue	72,698	63,853	62,928	62,058	74,868	261,537	234,765
Total adjustments to revenue	145	48	48	102	(15,265)	343	(15,239)
Adjusted Revenue	72,843	63,901	62,976	62,160	59,603	261,880	219,526

Noninterest expense	49,464	37,399	38,246	37,164	39,184	162,273	149,916
Total adjustments to noninterest expense	9,924	1,486	1,699	1,459	7,780	14,568	20,955
Adjusted Noninterest Expense	39,540	35,913	36,547	35,705	31,404	147,705	128,961

Adjusted noninterest expense	39,540	35,913	36,547	35,705	31,404	147,705	128,961
Foreclosed property expense and net (gain)/loss on sale	—	(137)	405	192	(7)	461	(302)
Net Adjusted Noninterest Expense	39,540	36,050	36,142	35,513	31,411	147,244	129,263

Adjusted revenue	72,843	63,901	62,976	62,160	59,603	261,880	219,526
Impact of FTE adjustment	116	147	87	91	174	441	706
Adjusted revenue on a fully taxable equivalent basis	72,959	64,048	63,063	62,251	59,777	262,321	220,232
Adjusted Efficiency Ratio	54.19%	56.29%	57.31%	57.05%	52.55%	56.13%	58.69%

Average assets	$6,589,870	$5,903,327	$5,878,035	$5,851,688	$5,716,230	$6,057,335	$5,206,617
Less average goodwill and intangible assets	(213,713)	(165,534)	(166,393)	(167,136)	(149,432)	(178,287)	(115,511)
Average Tangible Assets	$6,376,157	$5,737,793	$5,711,642	$5,684,552	$5,566,798	$5,879,048	$5,091,106

Return on average assets (ROA)	0.96%	1.10%	1.16%	1.25%	0.91%	1.11%	0.82%
Impact of removing average intangible assets and related amortization	0.09	0.08	0.08	0.09	0.06	0.09	0.06
Return on Tangible Average Assets (ROTA)	1.05	1.18	1.24	1.34	0.97	1.20	0.88
Impact of other adjustments for adjusted net income	0.44	0.04	0.04	0.04	0.26	0.15	0.21
Adjusted Return on Average Tangible Assets	1.49	1.22	1.28	1.38	1.23	1.35	1.09

Average shareholders' equity	$827,759	$728,290	$709,674	$695,240	$657,100	$740,571	$570,399
Less average goodwill and intangible assets	(213,713)	(165,534)	(166,393)	(167,136)	(149,432)	(178,287)	(115,511)
Average Tangible Equity	$614,046	$562,756	$543,281	$528,104	$507,668	$562,284	$454,888

Return on average shareholders' equity	7.7%	8.9%	9.6%	10.5%	7.9%	9.1%	7.5%
Impact of removing average intangible assets and related amortization	3.2	3.1	3.5	3.9	2.8	3.4	2.4
Return on Average Tangible Common Equity (ROTCE)	10.9	12.0	13.1	14.4	10.7	12.5	9.9
Impact of other adjustments for adjusted net income	4.5	0.4	0.4	0.4	2.8	1.6	2.3
Adjusted Return on Average Tangible Common Equity	15.4	12.4	13.5	14.8	13.5	14.1	12.2